SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  June 23, 2006

WORLD WRESTLING ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27639	04-2693383

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1241 East Main Street, Stamford, CT		06902

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (203) 352-8600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

          On June 23, 2006, World Wrestling Entertainment, Inc. (the “Company”) entered into Amendments to its employment agreements with Vincent K. McMahon, Chairman of the Board, and Linda E. McMahon, Chief Executive Officer (the “Amendments”).  Copies of the Amendments are incorporated herein by reference at Exhibit 10.2B and 10.4A, respectively.  In summary, the Amendments provide that, beginning July 1, 2006, all personal use of the Company’s corporate jet (which for several years has been allowed when the aircraft is not in use for corporate purposes), shall be paid for by the McMahons so that no incremental cost is incurred by the Company.  Prior to the effectiveness of the Amendments, income for such use was attributable to the McMahons, and the Company paid these incremental costs.  During fiscal 2006, such incremental costs for all members of the McMahon family aggregated approximately $194,000.00.

          Since November 2004, Vince and Linda McMahon have waived salaries, bonuses and other compensation from the Company.  They plan to continue to waive any compensation during calendar 2006.  The Compensation Committee is reviewing the reinstatement of compensation beginning January 1, 2007, and anticipates that incentive compensation will be an important aspect of any such package.

Item 9.01	Financial Statements and Exhibits

                (a)           Not applicable.

                (b)           Not applicable.

                (c)           Exhibits

10.2B

Amendment, dated June 23, 2006, to Employment Agreement with Vincent K. McMahon, dated October 14, 1999 and amended as of May 1, 2002 and February 23, 2004 (incorporated by reference to Exhibit 10.2B to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006).

10.4A

Amendment, dated June 23, 2006, to Employment Agreement with Linda E. McMahon, dated October 14, 1999 and amended on February 23, 2004 (incorporated by reference to Exhibit 10.4A to the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2006).

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD WRESTLING ENTERTAINMENT, INC.

By:	/s/ Edward L. Kaufman

Edward L. Kaufman
Executive Vice President and
General Counsel

Dated:   June 29, 2006